Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015

FULL YEAR 2015 ORGANIC REVENUE GROWTH OF 7.1%, ADJUSTED EBITDA GROWTH OF 10.2%, AND ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES GROWTH OF 14.8%

QUARTERLY DIVIDEND OF $0.21 PER SHARE DECLARED

FOURTH QUARTER HIGHLIGHTS:

•	Revenue increased to $359.0 million from $339.9 million, an increase of 5.6%
•	Net loss attributable to MDC Partners of ($26.2) million versus ($26.8) million in the same period last year
•	Organic revenue increased 7.2%, after a roughly 230 basis points reduction from significantly lower billable pass-through costs
•	Adjusted EBITDA increased to $65.6 million from $51.8 million, an increase of 26.6% (see Schedules 2 and 3)
•	Adjusted EBITDA margin of 18.3% versus 15.2% in the same period last year (see Schedules 2 and 3)
•	Adjusted EBITDA Available for General Capital Purposes increased to $44.5 million from $31.1 million, an increase of 42.9% (see Schedule 6)
•	Net New Business wins totaled $27.4 million
•	Declared cash dividend of $0.21 per share

FULL YEAR HIGHLIGHTS:

•	Revenue increased to $1.33 billion from $1.22 billion, an increase of 8.4%
•	Net loss attributable to MDC Partners of ($37.4) million versus ($24.1) million in the same period last year
•	Organic revenue increased 7.1%, after a roughly 190 basis points reduction from significantly lower billable pass-through costs
•	Adjusted EBITDA increased to $197.7 million versus $179.4 million, an increase of 10.2% (see Schedules 4 and 5)
•	Adjusted EBITDA margin of 14.9% versus 14.7% in the same period last year (see Schedules 4 and 5)
•	Adjusted EBITDA Available for General Capital Purposes increased to $113.4 million from $98.8 million, an increase of 14.8% (see Schedule 6)
•	Net New Business wins totaled $116.7 million

New York, NY, February 18, 2016 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2015.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “Thanks to the dedication and hard work of our team, 2015 was a very strong year for our company. We posted 7.1% organic revenue growth, 10.2% Adjusted EBITDA growth, 14.9% Adjusted EBITDA margins and robust cash generation. Our results are proof that our business model continues to be unique in the market, and that our partners are delivering some of the most inventive and effective work for their clients. Our outlook for the year ahead is bullish. We have an active pipeline of new business and we are executing well on our plans to extend our international reach, to build our differentiated and modern media buying and planning platform, and to augment our capabilities through deliberate and strategic M&A. The future of MDC Partners has never been brighter.”

Guidance for 2016 is established as follows:

			Implied
	2015	2016	Year over Year
	Actuals	Guidance	Change
Revenue	$1.326 billion	$1.410 - $1.440 billion	+6.3% to +8.6%

Adjusted EBITDA	$197.7 million	$225 - $235 million	+13.8% to +18.9%

Implied Adjusted EBITDA Margin	14.9%	15.8% to 16.4%	+90 to +150 basis points

Adjusted EBITDA Available for General Capital Purposes	$113.4 million	$135 - $145 million	+19.0% to +27.9%

For the twelve month period ended December 31, 2015, consolidated revenue was $1.33 billion, an increase of 8.4% compared to $1.22 billion in the twelve months ended December 31, 2014. Adjusted EBITDA for the twelve months ended December 31, 2015 was $197.7 million, an increase of 10.2% compared to $179.4 million in the same period of 2014. Net loss attributable to MDC Partners in the twelve months ended December 31, 2015 was ($37.4) million compared to ($24.1) million in the same period of 2014. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the twelve months ended December 31, 2015 was ($0.62) compared to ($0.06) in the same period of 2014. Adjusted EBITDA Available for General Capital Purposes was $113.4 million in the twelve months ended December 31, 2015, an increase of 14.8% compared to $98.8 million in the same period of 2014.

Consolidated revenue for the fourth quarter of 2015 was $359.0 million, an increase of 5.6%, compared to $339.9 million in the fourth quarter of 2014. Adjusted EBITDA for the fourth quarter of 2015 was $65.6 million, an increase of 26.6% compared to $51.8 million in the fourth quarter of 2014. Net loss attributable to MDC Partners in the fourth quarter was ($26.2) million compared to ($26.8) million in the fourth quarter of 2014. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the fourth quarter of 2015 was ($0.52) compared to ($0.17) per share in the fourth quarter of 2014. Adjusted EBITDA Available for General Capital Purposes was $44.5 million in the fourth quarter of 2015, an increase of 42.9% compared to $31.1 million in the fourth quarter of 2014.

David Doft, CFO of MDC Partners, said, “We are pleased with our performance in 2015 and are in a position to post robust financial and operating results going forward. In 2015, organic revenue grew 7.1% despite a 190 basis reduction from significantly lower billable pass-through cost. Importantly, new business activity is solid, giving us good visibility into future prospects. More specifically, for 2016 we expect revenue to increase 6.3% to 8.6% and Adjusted EBITDA to increase 13.8% to 18.9%, which implies well over 100 basis points of margin expansion. In addition, the strong cash generation that we saw in the fourth quarter provides a solid foundation as we focus on strengthening the balance sheet and achieving our leverage target goal of 2.5 times or below.”

MDC Partners Announces $0.21 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.21 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about March 18, 2016, to shareholders of record at the close of business on March 04, 2016.

Conference Call

Management will host a conference call on Thursday, February 18, 2016, at 4:30 p.m. (ET) to discuss results. Access the conference call by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), February 26, 2016, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10080858), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting Adjusted EBITDA and EBITDA margin (as defined) for the three and twelve months ended December 31, 2015, and 2014; and (2) presenting Adjusted EBITDA Available for General Capital Purposes (as defined) for the three and twelve months ended December 31, 2015, and 2014. Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with the SEC’s ongoing investigation and the related class action litigation claims;
•	risks associated with severe effects of international, national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the spending patterns and financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Revenue	$359,013	$339,911	$1,326,256	$1,223,512

Operating Expenses:
Cost of services sold	231,330	222,626	879,716	798,518
Office and general expenses	116,038	76,486	322,207	290,073
Depreciation and amortization	12,830	15,089	52,223	47,172
	360,198	314,201	1,254,146	1,135,763

Operating profit (loss)	(1,185)	25,710	72,110	87,749

Other Income (Expense):
Other, net	(2,775)	(9,145)	(32,090)	(17,793)
Interest expense and finance charges	(14,881)	(14,602)	(57,903)	(55,265)
Interest income	129	131	467	418

Income (loss) from continuing operations before income taxes and equity in earnings of non-consolidated affiliates	(18,712)	2,094	(17,416)	15,109

Income tax expense	6,230	9,658	5,664	12,422

Income (loss) from continuing operations before equity in earnings of non-consolidated affiliates	(24,942)	(7,564)	(23,080)	2,687
Equity in earnings of non-consolidated affiliates	431	1,183	1,058	1,406

Income (loss) from continuing operations	(24,511)	(6,381)	(22,022)	4,093
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	-	(18,284)	(6,281)	(21,260)
Net loss	(24,511)	(24,665)	(28,303)	(17,167)
Net income attributable to the noncontrolling interests	(1,711)	(2,094)	(9,054)	(6,890)
Net loss attributable to MDC Partners Inc.	$(26,222)	$(26,759)	$(37,357)	$(24,057)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.52)	$(0.17)	$(0.62)	$(0.06)
Discontinued operations attributable to MDC Partners Inc. common shareholders	-	(0.37)	(0.13)	(0.43)
Net loss attributable to MDC Partners Inc. common shareholders	$(0.52)	$(0.54)	$(0.75)	$(0.49)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	49,968,165	49,683,864	49,875,282	49,545,350

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2015

	Advertising and
	Communications	Corporate	Total

Revenue	$359,013	$-	$359,013

Net loss attributable to MDC Partners Inc.			$(26,222)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			1,711
Equity in earnings of non-consolidated affiliates			(431)
Income tax expense			6,230
Interest expense and finance charges, net			14,752
Other, net			2,775
Operating profit (loss)	$13,478	$(14,663)	$(1,185)
margin	3.8%		-0.3%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	12,292	538	12,830
Stock-based compensation	4,033	738	4,771
Acquisition deal costs	58	411	469
Deferred acquisition consideration adjustments	41,913	-	41,913
Distributions from non-consolidated affiliates ***	102	7,122	7,224
Other items, net **	-	(468)	(468)

Adjusted EBITDA *	$71,876	$(6,322)	$65,554
margin	20.0%		18.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Other items includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses ($0.8 million), and (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation ($0.3 million).
***	Distributions from non-consolidated affiliates includes cash received for profit distributions as well as proceeds from the sale of non-consolidated affiliates.

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2014

	Advertising and
	Communications	Corporate	Total

Revenue	$339,911	$-	$339,911

Net loss attributable to MDC Partners Inc.			$(26,759)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			2,094
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes			18,284
Equity in earnings of non-consolidated affiliates			(1,183)
Income tax expense			9,658
Interest expense and finance charges, net			14,471
Other, net			9,145
Operating profit (loss)	$44,119	$(18,409)	$25,710
margin	13.0%		7.6%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	14,659	430	15,089
Stock-based compensation	4,096	1,367	5,463
Acquisition deal costs	1,096	1,325	2,421
Deferred acquisition consideration adjustments	1,751	-	1,751
Distributions from non-consolidated affiliates **	616	720	1,336

Adjusted EBITDA *	$66,337	$(14,567)	$51,770
margin	19.5%		15.2%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and distributions from non-consolidated affiliates.
**	Distributions from non-consolidated affiliates includes cash received for profit distributions.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2015

	Advertising and
	Communications	Corporate	Total

Revenue	$1,326,256	$-	$1,326,256

Net loss attributable to MDC Partners Inc.			$(37,357)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			9,054
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes			6,281
Equity in earnings of non-consolidated affiliates			(1,058)
Income tax expense			5,664
Interest expense and finance charges, net			57,436
Other, net			32,090
Operating profit (loss)	$137,282	$(65,172)	$72,110
margin	10.4%		5.4%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	50,449	1,774	52,223
Stock-based compensation	15,056	2,740	17,796
Acquisition deal costs	704	2,208	2,912
Deferred acquisition consideration adjustments	36,347	-	36,347
Distributions from non-consolidated affiliates ***	679	7,272	7,951
Other items, net **	-	8,327	8,327

Adjusted EBITDA *	$240,517	$(42,851)	$197,666
margin	18.1%		14.9%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Other items includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses ($11.3 million), (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation ($12.7 million), (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered ($5.8 million), and (iv) write-off of certain assets related to the CEO and CAO termination ($1.1 million).
***	Distributions from non-consolidated affiliates includes cash received for profit distributions as well as proceeds from the sale of non-consolidated affiliates.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2014

	Advertising and
	Communications	Corporate	Total

Revenue	$1,223,512	$-	$1,223,512

Net loss attributable to MDC Partners Inc.			$(24,057)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			6,890
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes			21,260
Equity in earnings of non-consolidated affiliates			(1,406)
Income tax expense			12,422
Interest expense and finance charges, net			54,847
Other, net			17,793
Operating profit (loss)	$155,826	$(68,077)	$87,749
margin	12.7%		7.2%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	45,387	1,785	47,172
Stock-based compensation	12,033	5,663	17,696
Acquisition deal costs	3,502	2,632	6,134
Deferred acquisition consideration adjustments	16,467	-	16,467
Distributions from non-consolidated affiliates **	937	3,201	4,138

Adjusted EBITDA *	$234,152	$(54,796)	$179,356
margin	19.1%		14.7%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and distributions from non-consolidated affiliates.
**	Distributions from non-consolidated affiliates includes cash received for profit distributions.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES

(US$ in 000s)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Adjusted EBITDA (1)	$65,554	$51,770	$197,666	$179,356
Net income attributable to noncontrolling interests	(1,711)	(2,094)	(9,054)	(6,890)
Capital expenditures, net (2)	(5,105)	(4,999)	(21,119)	(23,078)
Cash taxes	(487)	(72)	(1,887)	(431)
Cash interest, net & other (3)	(13,776)	(13,485)	(52,199)	(50,128)
Adjusted EBITDA Available for General Capital Purposes (4)	$44,475	$31,120	$113,407	$98,829

(1) Adjusted EBITDA is a non GAAP measure. See schedules 2 through 5 for a reconciliation of Net income (loss) to Adjusted EBITDA.

(2) Capital expenditures, net represents capital expenditures net of landlord reimbursements.

(3) Cash interest, net & other represents the quarterly accrual of cash interest under our Senior Notes.

(4) Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	December 31,	December 31,
	2015	2014

Assets
Current Assets:
Cash and cash equivalents	$61,458	$113,348
Cash held in trusts	5,122	6,419
Accounts receivable, net	361,044	355,295
Expenditures billable to clients	44,012	40,202
Other current assets	37,109	36,978
Total Current Assets	508,745	552,242

Fixed assets, net	63,557	60,240
Investment in non-consolidated affiliates	6,263	6,110
Goodwill	870,301	851,373
Other intangible assets, net	72,382	86,121
Deferred tax assets	15,367	18,758
Other assets	53,635	74,046
Total Assets	$1,590,250	$1,648,890

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit Current Liabilities:
Accounts payable	$359,568	$316,285
Trust liability	5,122	6,419
Accruals and other liabilities	297,964	264,854
Advance billings	119,100	142,608
Current portion of long-term debt	470	534
Current portion of deferred acquisition consideration	130,400	90,804
Total Current Liabilities	912,624	821,504

Long-term debt, less current portion	741,038	742,593
Long-term portion of deferred acquisition consideration	216,704	114,564
Other liabilities	44,905	45,861
Deferred tax liabilities	92,581	77,997
Total Liabilities	2,007,852	1,802,519

Redeemable Noncontrolling Interests	69,471	194,951

Shareholders' Deficit
Common shares	269,842	265,818
Charges in excess of capital	(315,261)	(209,668)
Accumulated deficit	(526,990)	(489,633)
Accumulated other comprehensive income (loss)	6,257	(7,752)
MDC Partners Inc. Shareholders' Deficit	(566,152)	(441,235)
Noncontrolling Interests	79,079	92,655
Total Shareholders' Deficit	(487,073)	(348,580)

Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,590,250	$1,648,890

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Twelve Months Ended December 31,
	2015	2014

Cash flows provided by continuing operating activities	$164,147	$129,350
Discontinued operations	(1,342)	(1,827)
Net cash provided by operating activities	162,805	127,523

Cash flows used in continuing investing activities	(46,994)	(97,578)
Discontinued operations	17,101	(2,108)
Net cash used in investing activities	(29,893)	(99,686)

Cash flows used in continuing financing activities	(189,980)	(15,388)
Discontinued operations	(40)	(40)
Net cash used in financing activities	(190,020)	(15,428)

Effect of exchange rate changes on cash and cash equivalents	5,218	(1,068)

Net increase (decrease) in cash and cash equivalents	$(51,890)	$11,341

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